UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HudBay Minerals Inc.

(Exact name of registrant as specified in its charter)

Canada	98-0485558
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

25 York Street, Suite 800 Toronto, Ontario	M5J 2V5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Share Purchase Warrants	The New York Stock Exchange (NYSE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-197185

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common share purchase warrants (“Warrants”), each to purchase one common share of HudBay Minerals Inc. (“Hudbay” or the “Registrant”).  The description of the Warrants is set forth under the section captioned “1.  Variation of the Offer — Warrant Indenture” in the Notice of Variation and Extension, attached as Exhibit 4.21 to the Registrant’s registration statement on Form F-10 (File No. 333-197185) (as amended, the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2014, as amended on July 17, 2014 and August 26, 2014, which description is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement that includes a description of the Warrants that is subsequently filed by the Registrant pursuant to General Instruction II.L of Form F-10 under the Securities Act and included in the Registration Statement is hereby incorporated by reference herein.

Item 2.  Exhibits.

A list of exhibits filed with this registration statement on Form 8-A is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2014

HUDBAY MINERALS INC.

	By:	/s/ Patrick Donnelly
Patrick Donnelly
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description of Exhibit

4.1

Warrant Indenture between HudBay Minerals Inc. and Equity Financial Trust Company as the Warrant Agent, made as of July 17, 2014 (incorporated by reference to Exhibit 4.28 to Form F-10 filed by HudBay Minerals Inc. on July 17, 2014).